                                                                   EXHIBIT 23(A)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 28, 1995 appearing on page 4 of Amoco Corporation's Form 8-K dated April 5, 1995, which supplements Amoco Corporation's Annual Report on Form 10-K for the year ended December 31, 1994 to include summarized financial information for Amoco Argentina Oil Company. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
Chicago, Illinois
August 28, 1995